z Unassociated Document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 12, 2010 with respect to the consolidated balance sheets of Berkshire Hills Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in the Prospectus included in this Registration Statement.

Boston, Massachusetts
November 22, 2010

99 High Street • Bostan, Massahusetts • 02110-2320 • Phone 617-439-9700 • Fax 617-542-0400
1500 Main Street • Suite 1500 • Springfield, Massachusetts • 01115 Phone 413-747-9042 • Fax 413-739-5149
125 Wolf Road • Suite 209 • Albany, New York • 12205 • Phone 518-454-0880 • Fax 518-454-0882
www.wolfandco.com